                                 AMENDMENT NO. 4
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of April 30, 2008, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, by and between Short-Term Investments Trust, a Delaware statutory trust, and Invesco Aim Advisors Inc., formerly A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add Tax-Free Cash Reserve Portfolio;

     NOW, THEREFORE, the parties agree as follows;

     1. Schedule A and Schedule B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "SCHEDULE A
                            FUNDS AND EFFECTIVE DATES

         NAME OF FUND               EFFECTIVE DATE OF ADVISORY AGREEMENT
         ------------               ------------------------------------
Government & Agency Portfolio                   June 1, 2000
Government TaxAdvantage Portfolio               June 1, 2000
Liquid Assets Portfolio                       November 24, 2003
STIC Prime Portfolio                          November 24, 2003
Tax-Free Cash Reserve Portfolio                April 30, 2008
Treasury Portfolio                              June 1, 2000

                                   SCHEDULE B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                             LIQUID ASSETS PORTFOLIO
                              STIC PRIME PORTFOLIO
                               TREASURY PORTFOLIO

NET ASSETS                                               ANNUAL RATE
----------                                               ----------
All Assets ...........................................      0.15%

                          GOVERNMENT & AGENCY PORTFOLIO

NET ASSETS                                               ANNUAL RATE
----------                                               ----------
All Assets ...........................................      0.10%

                        GOVERNMENT TAXADVANTAGE PORTFOLIO

NET ASSETS                                               ANNUAL RATE
----------                                               ----------
First $250 million ...................................      0.20%
Over $250 million up to and including $500 million ...      0.15%
Over $500 million          ...........................      0.10%

                         TAX-FREE CASH RESERVE PORTFOLIO

NET ASSETS                                               ANNUAL RATE
----------                                               ----------
First $500 million ...................................      0.25%
Over $500 million ....................................      0.20%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                        SHORT-TERM INVESTMENTS TRUST


Attest: /s/ Stephen R. Rimes            By: /s/ Karen Dunn Kelley
        -----------------------------       ------------------------------------
        Assistant Secretary                 Karen Dunn Kelley
                                            President

(SEAL)


                                        INVESCO AIM ADVISORS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)